UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                 Entry into a Material Definitive Agreement

On October 8, 2014, the Registrant’s bank subsidiary, Heritage Bank of Commerce (“HBC”), entered into a Stock Purchase Agreement (“Purchase Agreement”) with BVF/CSNK Acquisition Corp., a Delaware corporation (“BVF”) pursuant to which HBC has agreed to acquire all of the outstanding common stock from the Stockholders of BVF for an aggregate purchase price of $22,520,000 (“Acquisition”).

BVF is the holding company for CSNK Working Capital Finance Corp. dba Bay View Funding, a California corporation (“CSNK”). CSNK is in the business of purchasing factored receivables and participations in factored receivables.

In connection with the signing of the Purchase Agreement, certain key employees of BVF and CSNK entered into non-competition and non-solicitation agreements to become effective upon the effective time of the Acquisition. In addition, Glen Shu, the President and Chief Executive Officer of BVF and CSNK has entered into a three year employment agreement with HBC to become effective upon the closing of the Acquisition.

The Purchase Agreement contains customary representations and warranties by BVF and the Stockholders, covenants by BVF regarding the operation of its business between the date of signing of the Purchase Agreement and the closing date of the Acquisition, and indemnification provisions whereby the Shareholders will indemnify BVF, CSNK, HBC and affiliated parties for breaches of representations and warranties, breaches of covenants and certain other matters. Of the total purchase price, $2,250,000 will be placed in escrow to support the indemnification obligations. Any amounts remaining in escrow will be released to the BVF Stockholders after 18 months following the closing date of the Acquisition, net of any indemnification payments made from the escrow or amounts reserved for pending claims pursuant to any indemnification claims under the Purchase Agreement.

The Purchase Agreement contains customary closing conditions and the Acquisition is expected to close in the fourth quarter of 2014.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference in its entirety.

On October 9, 2014, HBC issued a press release attached as Exhibit 99.1 and used the Slide Presentation attached as Exhibit 99.2 for its investor presentation. Neither the information in Exhibit 99.1 nor Exhibit 99.2 shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Exchange Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.                                 Financial Statements and Exhibits

(d)	Exhibits.

	10.1	Stock Purchase Agreement dated October 8, 2014

	99.1	Press Release dated October 9, 2014

	99.2	Slide deck for Investor Presentation dated October 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: October 9, 2014	By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Stock Purchase Agreement dated as of October 8, 2014

99.1	Press Release dated October 9, 2014

99.2	Slide deck for Investor Presentation dated October 9, 2014